Exhibit 99.1

HCI Group Reports First Quarter 2022 Results

Tampa, Fla. – May 4, 2022 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported results for the quarter ended March 31, 2022.

First Quarter 2022 - Financial Results

Net income for the first quarter of 2022 totaled $2.8 million or $0.09 diluted earnings per share compared with net income of $6.8 million or $0.75 diluted earnings per share in the first quarter of 2021. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the first quarter of 2022 was $5.5 million or $0.34 diluted earnings per share compared with adjusted net income of $7.0 million or $0.77 diluted earnings per share in the first quarter of 2021. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $177.3 million for the first quarter of 2022 increased 40.9% from $125.8 million in the first quarter of 2021. Homeowners Choice gross written premiums grew from $81.0 million to $91.1 million, and TypTap Insurance Company gross written premiums grew from $44.8 million to $86.2 million.

Consolidated gross premiums earned of $178.9 million for the first quarter of 2022 increased 36.6% from $130.9 million in the first quarter of 2021. Homeowners Choice gross premiums earned grew from $102.1 million to $118.3 million, and TypTap gross premiums earned grew from $28.8 million to $60.6 million.

Premiums ceded for reinsurance for the first quarter of 2022 increased to $53.2 million from $43.1 million in the first quarter of 2021 and represented 29.7% and 32.9%, respectively, of gross premiums earned. The increase in reinsurance costs primarily reflects premium growth at both Homeowners Choice and TypTap.

Net investment income for the first quarter of 2022 was $2.9 million compared with $4.6 million in the first quarter of 2021. The decrease was primarily attributable to a $2.7 million decrease in income from real estate investments primarily due to a gain from a legal settlement in the first quarter of 2021, offset by a $1 million increase in income from limited partnership investments.

Net realized investment losses were $0.3 million in the first quarter of 2022 compared with $1.1 million of net realized investment gains in the first quarter of 2021. Net unrealized investment losses were $3.6 million in the first quarter of 2022 compared with net unrealized investment losses of $0.3 million in the first quarter of 2021.

Losses and loss adjustment expenses for the first quarter of 2022 were $72.7 million compared with $45.8 million in the same period of 2021. The increase was primarily attributable to the company’s growing premium base and weather-related losses in Florida.

Policy acquisition and other underwriting expenses for the first quarter of 2022 were $29.4 million compared with $23.1 million in the same quarter of 2021. The increase primarily relates to premium growth for both Homeowners Choice and TypTap.

General and administrative personnel expenses increased to $14.0 million in the first quarter of 2022 from $9.7 million for the first quarter of 2021 due primarily to higher stock-based compensation expense and an increase in payroll related to growth of the business.

Interest expense for the first quarter of 2022 was $0.6 million compared with $2.1 million in the same period of 2021. The decrease resulted from conversions of our 4.25% convertible senior notes to common stock during the second half of 2021.

Management Commentary

“In the first quarter, results across our geographic footprint again validated the effectiveness of the technology that we’ve built,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We continue to execute on our nationwide expansion plan and because of the confidence we have in our technology capabilities we plan to take advantage of potential opportunities in the future.”

Conference Call

HCI Group will hold a conference call tomorrow, May 5, 2022, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 8:30 a.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 655834

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through June 4, 2022.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 45165

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, reinsurance, real estate and information technology services. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Simon Rosenberg

Investor Relations

HCI Group, Inc.

Tel (813) 405-5261

srosenberg@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Catherine Adcock

Gateway Group, Inc.

Tel (949) 574-6860

catherine@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $153,776 and $41,953, respectively and allowance for credit losses: $0 and $0, respectively)	$150,684	$42,583
Equity securities, at fair value (cost: $39,316 and $46,276, respectively)	41,204	51,740
Limited partnership investments	28,166	28,133
Investment in unconsolidated joint venture, at equity	350	363
Real estate investments	73,387	73,896
Total investments	293,791	196,715

Cash and cash equivalents	569,040	628,943
Restricted cash	2,400	2,400
Accrued interest and dividends receivable	674	353
Income taxes receivable	—	4,084
Premiums receivable, net (allowance: $2,459 and $1,750, respectively)	39,890	68,157
Prepaid reinsurance premiums	11,561	26,355
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	14,720	11,985
Unpaid losses and loss adjustment expenses (allowance: $79 and $90, respectively)	54,876	64,665
Deferred policy acquisition costs	53,670	57,695
Property and equipment, net	15,469	14,232
Right-of-use-assets - operating leases	2,673	2,204
Intangible assets, net	15,105	10,636
Funds withheld for assumed business	84,068	73,716
Other assets	17,313	14,717

Total assets	$1,175,250	$1,176,857

Liabilities and Equity
Losses and loss adjustment expenses	$234,792	$237,165
Unearned premiums	365,112	366,744
Advance premiums	23,898	13,771
Reinsurance payable on paid losses and loss adjustment expenses	6,657	4,017
Ceded reinsurance premiums payable	20,899	19,318
Accrued expenses	16,899	15,453
Income tax payable	3,061	—
Deferred income taxes, net	4,834	11,739
Revolving credit facility	15,000	15,000
Long-term debt	45,295	45,504
Lease liabilities - operating leases	2,662	2,203
Other liabilities	24,418	31,485

Total liabilities	763,527	762,399

Commitments and contingencies
Redeemable noncontrolling interest	89,695	89,955

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 10,125,927 and 10,131,399 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	79,131	76,077
Retained income	243,647	246,790
Accumulated other comprehensive (loss) income, net of taxes	(2,185)	498
Total stockholders' equity	320,593	323,365
Noncontrolling interests	1,435	1,138
Total equity	322,028	324,503

Total liabilities, redeemable noncontrolling interest, and equity	$1,175,250	$1,176,857

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenue

Gross premiums earned	$178,925	$130,942
Premiums ceded	(53,162)	(43,099)

Net premiums earned	125,763	87,843

Net investment income	2,868	4,594
Net realized investment (losses) gains	(314)	1,113
Net unrealized investment losses	(3,576)	(269)
Policy fee income	1,057	970
Other	1,242	623

Total revenue	127,040	94,874

Expenses

Losses and loss adjustment expenses	72,704	45,751
Policy acquisition and other underwriting expenses	29,408	23,065
General and administrative personnel expenses	14,034	9,650
Interest expense	601	2,079
Other operating expenses	6,292	4,227

Total expenses	123,039	84,772

Income before income taxes	4,001	10,102

Income tax expense	1,210	3,257

Net income	$2,791	$6,845
Net income attributable to redeemable noncontrolling interest	(2,248)	(794)
Net loss attributable to noncontrolling interests	360	97

Net income after noncontrolling interests	$903	$6,148

Basic earnings per share	$0.09	$0.82

Diluted earnings per share	$0.09	$0.75

Dividends per share	$0.40	$0.40

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Three Months Ended
GAAP	March 31, 2022			March 31, 2021
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$2,791			$6,845
Less: Net income attributable to redeemable noncontrolling interest	(2,248)			(794)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	360			97
Net income attributable to HCI	903			6,148
Less: Income attributable to participating securities	(52)			(18)
Basic Earnings Per Share:
Income allocated to common stockholders	851	9,479	$0.09	6,130	7,474	$0.82

Effect of Dilutive Securities:
Stock options	—	135		—	96
Convertible senior notes*	—	—		1,312	2,288
Warrants	—	153		—	72

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$851	9,767	$0.09	$7,442	9,930	$0.75

(a) Shares in thousands.
* For the three months ended March 31, 2022, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net (Loss) Income

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP Net income	$2,791	$6,845
Net unrealized investment losses	$3,576	$269
Less: Tax effect at 25.345% and 24.52182%, respectively	$(906)	$(66)
Net adjustment to Net income	$2,670	$203
Non-GAAP Adjusted Net income	$5,461	$7,048

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Three Months Ended
Non-GAAP	March 31, 2022			March 31, 2021
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$5,461			$7,048
Less: Net income attributable to redeemable noncontrolling interest	(2,248)			$(794)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	340			97
Net income attributable to HCI	3,553			6,351
Less: Income attributable to participating securities	(222)			(31)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	3,331	9,479	$0.35	6,320	7,474	$0.85

Effect of Dilutive Securities:
Stock options	—	135		—	96
Convertible senior notes*	—	—		1,312	2,288
Warrants	—	153		—	72

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$3,331	$9,767	$0.34	$7,632	$9,930	$0.77

(a) Shares in thousands.
* For the three months ended March 31, 2022, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP diluted Earnings Per Share	$0.09	$0.75
Net unrealized investment losses	$0.37	$0.03
Less: Tax effect at 25.345% and 24.52182%, respectively	$(0.12)	$(0.01)
Net adjustment to GAAP diluted EPS	$0.25	$0.02
Non-GAAP Adjusted diluted EPS	$0.34	$0.77